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                            TECHNOLOGY PURCHASE AGREEMENT



                                    by and between



                                 SOFTCHIP ISRAEL LTD.



                                         and



                            AMERICAN CARD TECHNOLOGY, INC.




                             Dated as of March 7th, 1998





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

                            TECHNOLOGY PURCHASE AGREEMENT



     THIS TECHNOLOGY PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 7th day of March, 1998, between SOFTCHIP ISRAEL LTD. a corporation organized under the laws of Israel ("Seller"), and AMERICAN CARD TECHNOLOGY, INC., a Delaware corporation ("Buyer").

                                     WITNESSETH:

     WHEREAS, Seller owns that certain DVK-1 Chip Operating System (the "DVK-1 System") and development environment; and

     WHEREAS, Seller desires to sell and assign and Buyer desires to purchase and acquire the DVK-1 System and development environment; and

     NOW THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, and conditions set forth below, the parties hereby agree as follows:

     (1) CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below.

     "Affiliate" shall mean, with respect to any Person, any shareholder, subsidiary, officer, director or partner of such Person and any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

     "Agreement" shall mean this Technology Purchase Agreement and all Exhibits hereto, as the same may from time to time be amended.

     "Closing" shall mean the closing of the transactions contemplated by this Agreement to be held at the offices of Cohn & Birnbaum P.C., 100 Pearl Street, Hartford Connecticut, on the Closing Date or in such other place as may be agreed to by the parties to this Agreement.

     "Closing Date" shall mean the earlier of (i) September 15, 1998 or (ii) the closing of an initial public offering of securities of the Buyer.

     "Intellectual Property Rights" shall mean and include all of the Seller's right, title and interest in and to the DVK-1 System and names "DVK-1," "DVK," and any other trade names used by the Seller with respect to the DVK-1 System and development environment, together with all trademarks, copyrights, patents, rights of privacy and all other intellectual property owned by the Seller in connection with the DVK-1 System and development environment.

     "Litigation Expense" shall mean any expenses reasonably incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against under this Agreement, including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals.

     "Loss" shall mean any loss, obligation, claim, liability, settlement payment, award, judgment, fine, penalty, interest charge, expense, damage or deficiency or other charge, other than Litigation Expense.

     "Major Enhancement" shall mean a change to the DVK-1 silicon mask ROM code that (i) adds functionality, (ii) changes communication protocols or (iii) involves downloading EEPROM code of over one kilobyte that implements (i) or
(ii) above.

     "Minor Enhancement" shall mean (i) any change to the software drivers in the host computer; (ii) porting host computer software to a different host computer operating system; (iii) porting host computer software to a different host computer central processing unit ("CPU"); (iv) downloading EEPROM code of less than one kilobyte that implements a Major Enhancement; or (v) downloading any amount of code to EEPROM for technical feasibility tasks, PROVIDED, HOWEVER, that if such amount is greater than one kilobyte, the intellectual property rights of such downloaded code shall, unless otherwise agreed to by the parties, remain those of the Seller, and the results of any such feasibility studies shall belong solely to the Buyer.

     "Minor Mask Release" shall mean porting the DVK-1 silicon mask ROM code to another chip, either with the same or different CPU type or memory configuration, provided protocols are preserved and functionality is preserved or reduced.

     "Person" shall mean and include an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof or any other entity.

     "Purchased Assets" shall mean all of the assets of the Seller described in
Section 3(a) hereof and more specifically set forth in EXHIBIT A hereto.

     (2) ACKNOWLEDGEMENTS. Buyer hereby acknowledges that the Seller has previously provided to Buyer the DVK-1 System which Buyer has fully examined and has found to be to its full satisfaction. Buyer hereby waives any claim of unsuitability and acknowledges that the DVK-1 System as delivered is fully in accordance with all representations of Seller regarding suitability and fully in keeping with the specifications set out in its accompanying documentation.

     (3)    SALE OF ASSETS; LIMITATIONS.

            (a) Subject to the terms and conditions set forth in this Agreement, at the Closing, in consideration of the payment of the Purchase Price, as defined in Section 4 below, the Seller shall sell, transfer, assign, convey and deliver to the Buyer, and the Buyer shall purchase, accept and acquire from the Seller, all of the following assets and properties of the Seller (collectively, the "Purchased Assets"):

                    (i) the DVK-1 System and development environment, including, without limitation, all source code, object code, derivative mask, and documentation; and

                    (ii)   all Intellectual Property Rights.


                                         (2)

            (b) Upon the Closing, Buyer shall have the sole and exclusive worldwide rights to develop, use, manufacture, modify, upgrade, improve and enhance, and license, the DVK-1 System (including, without limitation, making any Minor Enhancements thereto) and Seller shall have no further rights therein. Notwithstanding the foregoing, Buyer hereby acknowledges and agrees that Buyer shall not make any Major Enhancement or alter the code of the DVK-1 System in order to create a derivative mask (other than a Minor Mask Release) which differs from that embedded in the DVK-1 System.

            (c) The Buyer hereby agrees not to convey, transfer, or sell, (except to a purchaser of all or substantially all of the assets of Buyer other than a competitor of Seller), the DVK-1 System, Intellectual Property Rights or DVK-1 source code to any third party without the prior written consent of Seller, which consent shall not be unreasonably withheld. Withholding of consent of sale to a competitor of Seller shall not be deemed unreasonable.

     4) PURCHASE PRICE. The aggregate purchase price to be paid by the Buyer for the Purchased Assets (the "Purchase Price") shall be One Hundred Thousand and 00/100 Dollars ($100,000.00), payable at the Closing in the manner described in Section 5(b) hereof.

     5)     INSTRUMENTS OF TRANSFER; PAYMENT OF PURCHASE PRICE; FURTHER
ASSURANCES

            (a) SELLER'S DELIVERIES. At the Closing, the Seller shall deliver the following to the Buyer, each of which shall be in form reasonably satisfactory to the Buyer:

                    (i)    Bill of Sale for the Purchased Assets;

                    (ii) instruments of transfer reasonably necessary to transfer to the Buyer all of the Seller's rights to any Intellectual Property Rights included as Purchased Assets, including any instruments of assignment to assign Seller's interest in such rights to be filed with the United States Patent and Trademark Office or the equivalent governmental office of any other country at Buyer's option;

                    (iii) Director's Certificate regarding resolutions authorizing this transaction and the due authority of persons executing documents on behalf of the Seller;

                    (iv) legal opinions of the Seller's counsel in form and substance satisfactory to Buyer and Buyer's counsel;

                    (v) a Certificate as to the Seller's compliance with Sections 10(a) and (b) of this Agreement;

                    (vi) Evidence reasonably satisfactory to the Buyer, of the Seller's ownership of and authority to convey the Purchased Assets; and

                    (vii) Such other instrument or instruments of transfer, in such form as shall be reasonably necessary or appropriate to vest in the Buyer all of the Seller's right, interest and title to the Purchased Assets.


                                         (3)

            (b) BUYER'S DELIVERIES. At the Closing, the Buyer shall deliver the following to the Seller, each of which shall be in form reasonably satisfactory to the Seller:

                    (i) bank checks or wire transfers of immediately available funds for an aggregate amount equal to the Purchase Price;

                    (ii) a certificate as to the Buyer's compliance with Sections 9(a) and (b) of this Agreement;

                    (iii) Secretary's Certificate regarding resolutions authorizing this transaction and the due authority of persons executing documents on behalf of the Buyer; and

                    (iv) an opinion of counsel to the Buyer in form and substance satisfactory to Seller and Seller's counsel; and

                    (v) such further instruments as the Seller may reasonably request to evidence the consummation of the transactions contemplated by this Agreement.

     (6) REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer as follows:

            (a) ORGANIZATION; GOOD STANDING; POWER. The Seller is a duly organized, validly existing corporation in good standing under the laws of the State of Israel. The Seller has the corporate power, authority and capacity to own, lease and operate its properties, and to carry on its business as and where the same is now being conducted.

            (b) AUTHORIZATION; EFFECTIVE AGREEMENT. The Seller has the requisite corporate power, authority and capacity to enter into this Agreement and to perform all of its obligations hereunder. All corporate proceedings required to be taken by the Seller to authorize the execution and delivery of this Agreement and the performance of the Seller's obligations hereunder have been duly taken, and this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement by the Seller does not and will not conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or By-Laws of the Seller or any indenture, mortgage, pledge, note, bond, license, permit or other agreement, commitment or lease to which the Seller is a party or by which the Seller or its assets are bound or affected, or any law, regulation, ordinance or decree to which the Seller or its assets are subject, except for such violations of any law, regulation, ordinance or decree which would not have a material adverse effect on the Purchased Assets.

            (c) CONSENTS. No permit, consent, approval, or authorization of any governmental authority or any other Person on the part of the Seller is required in connection with the execution or delivery by the Seller of this Agreement or the consummation of the transactions contemplated hereby.

            (d) ADEQUACY OF AND TITLE TO PURCHASED ASSETS. The Seller has good and marketable title to all of the Purchased Assets, none of which are subject to a mortgage, pledge, lien, security interest, lease, charge, encumbrance or conditional sale or other title retention agreement.


                                         (4)

            (e) INTELLECTUAL PROPERTY RIGHTS. The Seller is the sole and exclusive owner of any and all intellectual property rights in and to the Purchased Assets, including, without limitation, any and all trademarks, patents, copyrights, rights of privacy, and trade secrets. The Seller acknowledges, however, that the names "DVK-1" and "DVK" are not registered trademarks. The Seller has the sole and exclusive right to use all such intellectual property rights, the Seller's use of such intellectual property rights does not conflict with the intellectual property rights of any other party, and all such intellectual property rights are fully assignable to the Buyer without the consent of any third party and, to the best of Seller's knowledge, without infringing or violating the rights of any third party.

            (f) SELLER ACTIONS. The Seller has not sold, assigned, licensed, transferred, or otherwise conveyed any rights in any of the Purchased Assets, or entered into any agreements with any third party to do so.

            (g) LITIGATION, ETC. There is no suit, action or litigation, administrative hearing, arbitration, labor controversy, warranty claim, governmental inquiry, investigation or other proceeding or claim pending or, to the Seller's knowledge, threatened against or relating to the Seller with respect to the Purchased Assets. There are no judgments, consent decrees or injunctions against, affecting or binding upon the Seller with respect to the Purchased Assets. The Seller is in compliance with all laws, ordinances, requirements, orders and regulations applicable to it, the violation of which would have a material adverse effect on the Purchased Assets or on the ability of the Seller to consummate the transactions contemplated hereby.

            (h) DELIVERIES. The Seller has delivered or made available to the Buyer true, correct and complete copies of the by-laws, articles of incorporation and organizational documents of the Seller and if embodied in written form, all Intellectual Property Rights and other information or data referred to in this Section 7.

            (i) INACCURACIES. Neither this Agreement nor any certificate or statement furnished by or on behalf of the Seller at the Closing in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading; and there is no fact known to the Seller in connection with this Agreement which might reasonably be expected to materially adversely affect the ability of the Seller to consummate the transactions contemplated hereby which has not been set forth herein or in a certificate or statement furnished to the Buyer at the Closing by the Seller.

     (7) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller as follows:

            (a) ORGANIZATION; GOOD STANDING; POWER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has the requisite power, authority and capacity to own, lease and operate its properties and to carry on its intended business.

            (b) AUTHORIZATION. The Buyer has the requisite power, authority and capacity to enter into this Agreement and to perform all of its obligations hereunder. The Buyer has duly taken all necessary action to approve this Agreement and the performance of its obligations hereunder. This Agreement


                                         (5)
constitutes the legal, valid and binding obligation of the Buyer enforceable against it in accordance with its terms.

            (c) EFFECTIVE AGREEMENT. The execution, delivery and performance of this Agreement by the Buyer do not and will not (i) conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under, the articles of organization or operating agreement of the Buyer, or any contract, agreement, commitment, indenture, mortgage, pledge, note, bond, license, permit or other instrument or obligation to which the Buyer is a party or by which the Buyer or its assets are bound or affected, or any law, regulation, ordinance or decree to which the Buyer or its assets are subject, or (ii) result in the creation or imposition of any lien, security interest, charge, encumbrance, restriction or right, including rights of termination or cancellation, in or with respect to, or otherwise materially adversely affect, any of the properties, assets or business of the Buyer.

            (d) CONSENTS. No permit, consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other Person on the part of the Buyer is required in connection with the execution or delivery by the Buyer of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain such consent would not materially adversely affect the Buyer's ability to consummate the transactions contemplated by this Agreement.

            (e) SHAREHOLDERS. Attached hereto as EXHIBIT B is a list setting forth the names of shareholders of the Buyer. The Buyer agrees to give the Seller notice of any changes to such list within thirty (30) days of the effective date of any such changes, PROVIDED, HOWEVER, that Buyer's obligation to provide such information to the Seller terminates upon the closing of an initial public offering of securities of the Buyer.

            (f) LITIGATION. There is no suit, action or litigation, administrative hearing, governmental inquiry, investigation, arbitration or other proceeding pending or, to the Buyer's knowledge, threatened against or relating to the Buyer. There are no judgments, consent decrees or injunctions against, affecting or binding upon the Buyer. The Buyer is in compliance with all laws, ordinances, requirements, orders and regulations applicable to it, the violation of which would have a material adverse effect on its ability to consummate the transactions contemplated by this Agreement, and the Buyer has not received notice of any claimed violation with respect to any of the foregoing, and none of the foregoing will be affected by the consummation of the transactions contemplated by this Agreement.

     (8) USE OF NAME. The Seller agrees that from and after the Closing Date, neither the Seller nor any person under the control of the Seller shall use the name "DVK-1" or "DVK" for any computer chip operating system or software source documents, or any devices otherwise used in computer systems. Notwithstanding the foregoing, Seller may acknowledge that Seller created the DVK-1 System in advertisements and promotional material to which Buyer has given its prior written consent, which consent shall not be unreasonably withheld.

     (9) CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER. All obligations of the Seller under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, which conditions may be waived only by the Seller:


                                         (6)

            (a) The representations and warranties of the Buyer herein contained shall be true and correct as of the date hereof.

            (b) The Buyer shall have performed or complied with all the obligations, agreements and covenants of the Buyer herein contained to be performed by it prior to or as of the Closing Date.

            (c) The Seller shall have received a certificate of the Buyer as to compliance with paragraphs (a) and (b) of this Section 9.

            (d) No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced or threatened, seeking to restrain, prevent or change the transactions contemplated hereby or seeking judgments against the Seller or the Buyer awarding substantial damages in respect of the transactions contemplated hereby.

            (e) All deliveries required to be made under this Agreement to the Seller at or before the Closing Date shall have been received by the Seller.

     (10) CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER. All obligations of the Buyer under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, which conditions may be waived only by the Buyer.

            (a) The representations and warranties of the Seller herein contained shall be true and correct as of the date hereof.

            (b) The Seller shall have performed or complied with all the obligations, agreements and covenants herein contained to be performed by them prior to or as of the Closing Date.

            (c) The Buyer shall have received a certificate from the Seller as to compliance with paragraphs (a) and (b) of this Section 10.

            (d) No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced or threatened, seeking to restrain, prevent or change the transactions contemplated hereby or seeking judgments against the Seller or the Buyer awarding substantial damages in respect of the transactions contemplated hereby.

            (e) All deliveries required to be made under this Agreement to the Buyer on or before the Closing Date shall have been received by the Buyer.

     (11)   INDEMNIFICATION; SURVIVAL

            (a) INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify and save harmless the Seller, officers and directors of the Seller and their respective successors and assigns from, against, for and in respect of:


                                         (7)

                    (i) any Loss incurred or required to be paid because of the breach of any representation, warranty, covenant or agreement of the Buyer in this Agreement; and

                    (ii) any Litigation Expense incurred or required to be paid in connection with any matter indemnified against in Section 11(a)(i) hereof.

            (b) INDEMNIFICATION BY THE SELLER. The Seller shall indemnify and save harmless the Buyer, the Affiliates of the Buyer, employees, officers, and directors of the Buyer, and their respective successors and assigns from, against, for and in respect of:

                    (i) any Loss incurred or required to be paid because of the breach of any representation, warranty, covenant or agreement of the Seller in this Agreement;

                    (ii) any claims raised between the date of Closing and five years thereafter, to the extent they are based upon any claimed infringement or violation of any third party's copyright, patent, trademark or other property right by any of the Purchased Assets, except to the extent the claim is a result of the combination of the Purchased Assets with other software or equipment which is not included in the Purchased Assets. In the event that Buyer receives notice of any such claim, Buyer shall (i) promptly notify Seller of the claim, (ii) permit Seller to assume the defense of such claim or any negotiations related thereto at Seller's expense (though no settlement of such claim may be entered into without Buyer's approval which shall not be unreasonably withheld), and (iii) provide such information and assistance as is requested by Seller in connection with the defense of such claim. In addition to defending such claim as provided in the foregoing (regardless of the outcome), Seller will pay any amount finally awarded in a proceeding to the extent based upon such a claim (including attorney's fees, if any, in such award), provided that such award is based upon a finding that Seller knew or should have known of the infringement or violation of such third party's rights. Should any such claims be made or brought to the attention of the parties or either of them prior to the Closing, either party shall have the option to cancel this Agreement by written notice to the other prior to Closing, in which case the parties shall have no further obligations whatsoever to each other hereunder. If neither party elects to so cancel, Seller shall be obligated to act in accordance with this Section.

                    (iii) any Litigation Expense incurred or required to be paid in connection with any matter indemnified against in Section 11(b)(i) or
Section 11(b)(ii) hereof.

            (c) SURVIVAL. The representations, warranties, covenants and agreements of the parties hereto (including indemnification obligations of the parties hereunder with respect to all Losses and Litigation Expense incurred or required to be paid) shall survive the execution and delivery of this Agreement.


            (d) NOTICE. The indemnified party shall use its best efforts to give prompt written notice to the indemnifying party or parties of any claim or event known to it which does or may give rise to a claim by the indemnified party against the indemnifying party or parties based on this Agreement, stating the nature and basis of said claims or events and the amounts thereof, to the extent known.

            (e) DEFENSE OF CLAIMS OR ACTIONS. In the event any claim, action, suit or proceeding is made or brought by third parties with respect to which a party may be entitled to indemnity hereunder, the


                                         (8)
indemnified parties shall given written notice of such claim, action, suit or proceeding and a copy of the claim, process and all legal pleadings with respect thereto to the indemnifying parties within ten (10) business days of being served with such claim, process or legal pleading. Such notice shall not be a condition precedent to any liability of the indemnifying parties under this Agreement unless the failure to give such notice results in any prejudice to the indemnifying parties. The indemnifying parties shall have the right to assume the defense of any such claim or action. If the indemnifying parties wish to assume the defense of such claim or action, such assumption shall be evidenced by written notice to the indemnified parties. After such notice, the indemnifying parties shall engage independent legal counsel of reputable standing selected by them to assume the defense and may contest, pay, settle or compromise any such claim or action on such terms and conditions as the indemnifying parties may determine. If the indemnifying parties assume the defense of any such claim, action, suit or proceeding, the indemnified parties shall have the right to employ their own counsel, at their own expense, and if the indemnified parties shall have reasonably concluded and specifically notified the indemnifying parties either that there may be specific defenses available to them which are different from or additional to those available to the indemnifying parties or that such claim, action, suit or proceeding involves or could have a material adverse effect upon them with respect to matters beyond the scope of the indemnity provided hereunder, then the counsel representing them, to the extent made necessary by such defenses, shall have the right to direct such defenses of such claim, action, suit or proceeding in its behalf at the indemnified party's expense. In the event that the indemnifying parties shall not agree in writing to assume the defense of such claim or action, the indemnified parties may engage independent counsel of reputable standing selected by them to assume the defense and may contest, pay, settle or compromise any such claim or action on such terms and conditions as the indemnified parties may determine; PROVIDED, HOWEVER, that the indemnified parties shall not settle or compromise any claim or action without the prior consent of the indemnifying parties (which consent shall not be unreasonably withheld). The fees and expenses of such counsel shall constitute Litigation Expenses. The indemnified parties and the indemnifying parties shall cooperate in good faith in connection with such defense, and all such parties shall have the right to employ their own counsel; but, except as provided above, the fees and expenses of their counsel shall be at their own expense. The indemnified parties or the indemnifying parties, as the case may be, shall be kept fully informed of such claim, action, suit or proceeding at all stages thereof, whether or not they are represented by their own counsel.

            (f) COOPERATION. The parties hereto agree to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any claim, action, suit or proceeding brought by any third party. Where independent counsel has been selected by the indemnifying parties or by the indemnified parties pursuant to Section 11(e) hereof, the indemnifying parties or the indemnified parties, as the case may be, shall be entitled to rely upon the reasonable advice of such counsel in the reasonable conduct of the defense, and no indemnifying party shall be relieved of liability hereunder by reason of such reliance or the defense conducted by such counsel.

            (g) THE BUYER'S RIGHT OF OFFSET. Without limiting in any way the rights of the Buyer to be indemnified under this Section 11 for Losses and Litigation Expense (or the measure of amounts of loss and Litigation Expense for which the Buyer may be entitled to indemnification), the Buyer shall have a right to offset against the amounts due under Section 5 hereof and against the amounts due under Section 11 hereof for the amount of any Loss or Litigation Expenses incurred by the Buyer.


                                         (9)

     (12) RESTRICTIVE COVENANTS. The parties hereto acknowledge that (i) the Seller has developed trade secrets and confidential information concerning the Purchased Assets, and (ii) in the course of dealing with each other, the parties have acquired confidential information about the business, activities, operations, technical information, and trade secrets of each other, and (iii) the agreements and covenants contained in this Section 12 are essential to protect each of the parties following the consummation of the transactions contemplated hereby or in the event (i) of a failure to consummate such transactions, or (ii) this Agreement is terminated for any reason. Accordingly, each party covenants and agrees as follows:

            (a) CONFIDENTIAL INFORMATION. Each party shall keep secret and retain in strictest confidence, and shall not use, in competition with or in a manner otherwise detrimental to the interests of the other, for the benefit of itself or others other than the other party hereto, any confidential information, including, without limitation, any confidential technology, "know-how," trade secrets, processes, designs, specifications, inventions, methods, developmental work, improvements, unpublished patent applications, development tools, software programs, software source documents, licenses, customer lists, customer personnel information, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, or product development techniques or plans related to the Purchased Assets or the other party hereto ("Confidential Information"). Notwithstanding the foregoing, nothing herein shall prohibit Buyer from using the Purchased Assets in any manner whatsoever so long as such use is not in violation of this Agreement. The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, (i) information concerning either Seller or Buyer that becomes generally available to the public other than as a result of a disclosure by the other party or any agent or other representative thereof after the Closing Date, and (ii) general business methods applicable to the Purchased Assets. The parties shall have no obligation hereunder to keep confidential any of the Confidential Information to the extent disclosure of any thereof is required by law, or determined in good faith by the disclosing party to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; PROVIDED, HOWEVER, that in the event disclosure is required by law, the disclosing party shall use best efforts to provide the other party with prompt advance notice of such requirement so that the other party may seek an appropriate protective order.

            (b) RIGHTS AND REMEDIES UPON BREACH. In the event a party breaches, or threatens to commit a breach of, any of the provisions of this
Section 12 or Section 3(c) hereof (the "Restrictive Covenants"), the non-breaching party may have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the non-breaching party and that money damages would not provide an adequate remedy to the non-breaching party. Such rights and remedies, shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the non-breaching party at law or in equity.

            (c) SEVERABILITY OF COVENANTS. Each party acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.


                                         (10)

            (d) ENFORCEABILITY IN JURISDICTIONS. The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of the State of Georgia, U.S.A. (and the Buyer and the Seller hereby consent to the jurisdiction of such courts).

     (13) TERMINATION; BREACH. Notwithstanding anything to the contrary herein, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

            (a) by the Buyer if there exists a breach of any material representation, warranty, covenant or agreement made to the Buyer under this Agreement (which breach cannot be cured or is not cured upon fifteen (15) days' written notice);

            (b) by the Seller if there exists a breach of any representation, warranty, covenant or agreement made to the Seller under this Agreement (which breach cannot be cured or is not cured upon fifteen (15) days' written notice);

            (c) by the Seller or the Buyer, provided that the terminating party is not then in breach of any of its material representations, warranties, covenants or agreements set forth in this Agreement, if the Closing has not been consummated by the earlier of (i) September 15, 1998 or (ii) the closing of the initial public offering of securities of the Buyer, or such extended date as may be agreed to in writing by the parties.

            Upon the termination of this Agreement under Section 13(c), no party hereto shall have any further liability or obligation to any other party hereunder, except for the obligation of each party to pay its own expenses as set forth in Section 16 hereof and (ii) return to the Seller the DVK-1 System previously provided to Buyer, together with all modifications, upgrades, improvements and enhancements thereof made by Buyer or on Buyer's behalf. Upon the termination of this Agreement under Sections 13(a) or 13(b), the terminating party shall be entitled, in addition to pursuing other remedies, to recover its actual damages (including costs of enforcement and reasonable attorneys' fees), arising from the breach by the non-terminating party. In the event of a breach by the Seller of any material representation, warranty, covenant or agreement made by the Seller under this Agreement, the Buyer may, in lieu of exercising its right to terminate the Agreement, bring an action to enforce the terms of this Agreement by decree of specific performance, it being agreed that the property to be conveyed hereunder is unique and not readily available in the open market and, in any such event, the Seller hereby further agrees to waive any and all defenses against any such action for specific performance on the grounds that there is an adequate remedy for money damages available.

     (14) LIMITATION ON LIABILITY. Notwithstanding any provision of this Agreement, the liability of the Seller for damages, for any cause whatsoever, shall be limited to an amount equal to the amount which Seller has actually received in payment under the terms of this Agreement, provided, however that the foregoing limitation shall not apply with respect to damages resulting from any fraud, willful misconduct or intentional misrepresentation by Seller, and further provided that, in the event of indemnification of the Buyer pursuant to
Section 11(b)(ii) hereof, Seller shall make pay annual payments in advance to the Buyer, amortized over a five-year period.


                                         (11)

     (15) AMENDMENTS. This Agreement may be amended, modified and supplemented only by written agreement of the parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein.

     (16) EXPENSES. Except as otherwise provided in this Agreement, each party hereto shall bear all of its own expenses, including, without limitation, the fees and disbursements of its counsel.

     (17) NOTICES, ETC. All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) if sent by facsimile, when receipt thereof is acknowledged at the facsimile number below, (c) the second day following the day on which the same has been delivered prepaid to a national air courier service, or (d) three
(3) business days following deposit in the mails registered or certified, postage prepaid, in each case, addressed as follows:

     if to the Seller:   Softchip Israel Ltd.
                                               418/3 Frankfurter Street
                         Jerusalem, Israel
                                               Attention:  Mr. Mickey Cohen

     with a copy to:     Wine, Misheiker & Ernstoff Law Offices
                         12 Moshe Hess Street
                         94185 Jerusalem, Israel
                         Attention:  Brian D. Wine, Advocate

     if to the Buyer:    American Card Technology, Inc.
                         1355 Terrell Mill Road
                         Building 146, Suite 200
                         Marietta, Georgia  30067
                         Attention: President

     with a copy to:                           Cohn & Birnbaum P.C.
                                               100 Pearl Street, 12th Floor
                                               Hartford, Connecticut 06103-4500
                                               Attention:  Richard J. Shea,
                                                 Jr., Esq.

or to such other Person or Persons at such address or addresses as may be designated by written notice hereunder.

     (18) ASSIGNMENT. No party may assign or convey this Agreement or any of their respective rights or obligations hereunder to any other party. Notwithstanding the foregoing, the Buyer may assign its rights and obligations hereunder to any purchaser of all or substantially all of its assets.

     (19) APPLICABLE LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia without giving effect to conflict of laws principles thereof.

     (20) CURRENCY. All sums of money payable hereunder are to be paid in U.S. dollars.


                                         (12)

     (21) ENTIRE AGREEMENT. This Agreement and all Exhibits hereto embody the entire agreement and understanding of the parties hereto and supersede any prior agreement or understanding between the parties.

     (22) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     (23) HEADINGS. Headings of the Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

     (24) BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, executors, successors and assigns; PROVIDED, HOWEVER, that nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights and remedies, obligations or liabilities under or by reason of this Agreement.


     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.


                                        SELLER:

                                        SOFTCHIP ISRAEL LTD.


                                        By       /s/ Michael Cohen
                                            ---------------------------

                                            Its Authorized Signatory


                                        BUYER:

                                        AMERICAN CARD TECHNOLOGY, INC.


                                        By       /s/ Raymond Findley, Jr.
                                            ---------------------------

                                            Its President




                                         (13)

                                  TABLE OF CONTENTS

     (1)   CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .(1)

     (2)   ACKNOWLEDGEMENTS. . . . . . . . . . . . . . . . . . . . . . . .(2)

     (3)   SALE OF ASSETS; LIMITATIONS . . . . . . . . . . . . . . . . . .(3)

     (4)   PURCHASE PRICE. . . . . . . . . . . . . . . . . . . . . . . . .(3)

     (5)   INSTRUMENTS OF TRANSFER; PAYMENT OF PURCHASE PRICE;
           FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . .(3)

     (6)   REPRESENTATIONS AND WARRANTIES OF THE SELLER. . . . . . . . . .(4)

     (7)   REPRESENTATIONS AND WARRANTIES OF THE BUYER . . . . . . . . . .(6)

     (8)   USE OF NAME . . . . . . . . . . . . . . . . . . . . . . . . . .(7)

     (9)   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER . . . . .(7)

     (10)  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER. . . . . .(8)

     (11)  INDEMNIFICATION; SURVIVAL . . . . . . . . . . . . . . . . . . .(8)

     (12)  RESTRICTIVE COVENANTS . . . . . . . . . . . . . . . . . . . . (11)

     (13)  TERMINATION; BREACH . . . . . . . . . . . . . . . . . . . . . (12)

     (15)  AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . (13)

     (16)  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . (13)

     (17)  NOTICES, ETC. . . . . . . . . . . . . . . . . . . . . . . . . (13)

     (18)  ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . (14)

     (19)  APPLICABLE LAW. . . . . . . . . . . . . . . . . . . . . . . . (14)

     (20)  CURRENCY. . . . . . . . . . . . . . . . . . . . . . . . . . . (14)

     (21)  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . (14)

     (22)  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . (14)

     (23)  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . (14)

     (24)  BINDING EFFECT; BENEFITS. . . . . . . . . . . . . . . . . . . (14)



                                         (i)

                                      EXHIBIT A




                                   PURCHASED ASSETS

          (1.)    DVK-1 Chip Operating System.

                                      EXHIBIT B

                                     SHAREHOLDERS



Joseph Basch
Bruce R. Bonadies
Salvatore Cartagine
Chapman Group LLC
Lloyd R. Davis and Patricia P. Davis
Robert Dixon
Raymond Findley, Jr.
Neil Greenbaum
Barbara Hamill
John Hamill
Sidney O. Harriel
Lawrence O. Perl
The 1994 Perl Trust Indenture
Harold Rothstein
The Rothstein Family Trust
Raymond A. Roncari
Ronald Seplowitz
Richard Shelton
Susan Shelton
Joseph Sweedler